UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT

                    Pursuant to section 13 or 15(d) of
                   the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): March 13, 1998
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                              fonix corporation
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(Exact name of registrant as specified in its charter)



                                 Delaware
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(State or other jurisdiction of incorporation or organization)


         0-23862                                   22-2994719
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  (Commission file number)             (I.R.S. Employer Identification No.)



   1225 Eagle Gate Tower, 60 East South Temple Street
   Salt Lake City, Utah                                        84111
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(Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code: (801) 328-0161



                               Not Applicable
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    (Former name or former address, if changed since last report)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     On January 13, 1998, fonix corporation, a Delaware corporation, (the "Company" or "fonix") entered into an Agreement and Plan of Reorganization (the "Merger Agreement") by and among fonix, fonix Acquisition Corporation, a Utah corporation and wholly-owned subsidiary of fonix ("FAC"), and AcuVoice, Inc., a California corporation ("AcuVoice"). Pursuant to the Merger Agreement, AcuVoice would be merged (the "Merger") with and into FAC, with FAC being the surviving entity. Prior to the merger, there was no material relationship between fonix and any of its affiliates, directors or executive officers, on the one hand, and AcuVoice or any of its affiliates, directors or executive officers, on the other hand. The Merger was unanimously approved and recommended to their respective shareholders by the boards of directors of FAC and AcuVoice, and was approved by the affirmative vote of a majority of the shareholders of both AcuVoice and FAC, as required by the law of the states of California and Utah, respectively. The Merger was also approved by the board of directors of fonix. The transactions contemplated by the Merger Agreement were consummated, in part, on March 13, 1998 (the "Closing"), as is described below.

     Background of the Merger

     AcuVoice was incorporated in 1984, and since that time has been engaged in the development of a text-to-human-speech synthesis technology called "concatenative speech synthesis," a software-only approach now recognized in the speech technology industry as a leading method of achieving natural sounding speech from a computer. AcuVoice's primary assets consist of technology and know-how with respect to its voice synthesis technologies.
Such assets are not represented by patents, but are trade secrets and other forms of intellectual property that are closely protected by AcuVoice and will be made available to fonix after the Merger.

     fonix, since 1994, has been engaged in research and development of certain proprietary automatic computer voice recognition and related technologies (collectively the "Core Technologies"). fonix believes that voice synthesis technology is an important complementary technology to fonix's proprietary Core Technologies, and prior to the Merger, fonix had already commenced developing certain voice synthesis technologies.

     fonix was introduced to AcuVoice by John A. Oberteuffer, Ph.D., a leading expert in the field of speech recognition and speech synthesis technologies, who since March 1997 has served on the fonix Board, and who presently is employed as fonix's Vice President--Technology. As of that time, and continuing to the present, Dr. Oberteuffer had no affiliation with or interest in AcuVoice of any type.

     fonix management believes that the AcuVoice technologies will be an important and complementary addition to the suite of Core Technologies fonix has developed to date and is in the process of developing. fonix management also believes that a state-of-the-art voice synthesis technology, coupled with fonix's Core Technologies, will substantially increase the marketability of both technologies by broadening the potential product applications, thereby increasing the pool of potential licensees of

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the technologies.  There can be no assurance, however, that AcuVoice's technologies will be successfully integrated with the fonix Core Technologies or that significant marketing opportunities will accrue to fonix as a result of the Merger.

     Terms of the Merger

     The Merger Agreement provided for the incorporation of FAC which, after the consummation of the Merger, would continue the business of AcuVoice as a wholly-owned subsidiary of fonix. Pursuant to the Merger, FAC is to acquire all of the assets and assume all of the liabilities of AcuVoice. Upon the filing of a certificate of merger with the Secretary of State of California and the Utah Department of Commerce (the "Effective Date"), the separate corporate existence of AcuVoice will cease. FAC will continue the operations of AcuVoice after the consummation of the Merger under FAC's Articles of Incorporation and Bylaws. Although the Closing has occurred, and the consideration for the Merger has been exchanged, as is described below, the Effective Date has not yet occurred pending the issuance by the California Secretary of State of a tax clearance certificate. Immediately after the issuance of such clearance certificate, fonix and AcuVoice will each file the certificate of merger with the Secretary of State of California and the Utah Department of Commerce. The Merger Agreement provides that the directors and officers of AcuVoice each resign their positions immediately before the Effective Date in favor of the directors and officers of FAC. The principal executive offices of FAC upon the Effective Date will be 84 West Santa Clara Street, San Jose, California 95113.

     Consideration

     As consideration for fonix's acquisition by merger of AcuVoice, fonix tendered to the shareholders of AcuVoice, in the aggregate, (i) 2,692,218 shares of the restricted common stock of fonix, and (ii) $8,000,232. The method of calculating the amount of such consideration was as follows:

     At Closing, each share of common stock of AcuVoice (the Merger Agreement required conversion of all AcuVoice preferred stock into AcuVoice common stock as a condition of closing) outstanding immediately prior to Closing was exchanged for (i) that number of validly issued, fully paid and nonassessable shares of fonix restricted common stock which equals the amount obtained by dividing (A) the quotient of (1) $12,000,000 divided by (2) the Closing Price, as that term is defined below by (B) the number of shares of AcuVoice common stock outstanding immediately prior to the Closing, and (ii) cash in the amount of $8,000,000 divided by the number of outstanding shares of AcuVoice Common Stock. "Closing Price" is a sum equal to the average of the closing bid price of a share of fonix common stock during the 10 trading day period immediately preceding each of the following dates: (x) November 12, 1997, (y) January 13, 1998; and (z) March 2, 1998.

     The total purchase price was determined pursuant to arms-length negotiation s between fonix and AcuVoice. As indicated in the Merger Agreement, the parties to the Merger Agreement valued the 2,692,218 shares of the Company's common stock which were exchanged for the outstanding

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shares of AcuVoice common stock at $12,000,000 or approximately $4.45 per share, in addition to the aggregate cash payment of approximately $8,000,000.

     Notwithstanding this valuation by the parties to the Merger Agreement, the fair market value of the fonix common stock issued to the shareholders of AcuVoice is $6 5/16 per share, or $16,994,626 in the aggregate, based on the closing bid price of the Company's common stock as quoted by the Nasdaq SmallCap market on March 13, 1998. After the merger, the former shareholders of AcuVoice, constituting 52 persons, beneficially own 5.25% of the total 51,303,521 shares of fonix common stock issued and outstanding as of the date hereof.

     Prior to the Effective Date, the Merged Corporation's principal place of business was San Jose, California, and its principal executive offices were located at 84 West Santa Clara Street, San Jose, California 95113. At that address, AcuVoice occupied approximately 1,620 square feet of office space, which is leased on a month-to-month basis. Pursuant to the Merger, fonix, through FAC, has agreed to assume that lease and will continue the business operations of AcuVoice at that location, although the principal executive offices of the Company and FAC will be located in Salt Lake City Utah, at fonix's corporate headquarters.

     Prior to the Merger, AcuVoice owned or leased the equipment used in its business. After the Merger, FAC intends to continue to use the same equipment (whether owned or leased by AcuVoice) for the same business as was conducted by AcuVoice prior to the Merger.

     The cash component of the Merger consideration was obtained by fonix pursuant to a private placement of its restricted common stock that was consummated on March 12, 1998.

     Additional Terms

     Pursuant to an Escrow Agreement executed on March 13, 1998, fonix and AcuVoice agreed to place 80,000 shares of the fonix common stock issued as consideration for the Merger in escrow as the sole recourse of fonix in the event of any breach by AcuVoice of the representations and warranties included in the Merger Agreement. The term of the escrow arrangement is one year, after the expiration of which, the shares deposited into escrow, less any amount deemed to be payment to fonix for damages suffered as a result of any breach by AcuVoice, is to be remitted, pro-rata, to the AcuVoice shareholders in proportion to the percentage of AcuVoice common stock owned by them prior to the consummation of the Merger.

     Additionally, the Company and E. David Barton, an executive officer and the majority shareholder of AcuVoice, executed a Technology Purchase Option on March 13, 1998, pursuant to which E. David Barton will have the right to purchase a nonexclusive, perpetual, transferable, royalty-free license to the AcuVoice technology in the event of any voluntary or involuntary appointment of a trustee, receiver or custodian for FAC who is not discharged within 120 days, or in the event of any bankruptcy or insolvency proceeding, voluntary or involuntary insolvency proceeding, in either case, which is not resolved within 120 days.

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Item 7. Financial Statements and Exhibits.

     (a)     Financial Statements of Business Acquired.

     It is impracticable for the Company to provide the required financial statements of AcuVoice as required by Item 7(a) of Form 8-K on the date hereof. The Company undertakes that it will file by amendment the required audited financial statements for AcuVoice within the time period allowed by Form 8-K.

     (b)     Pro Forma Financial Information.

     It is impracticable for the Company to provide the required pro forma financial information as required by Item 7(b)of Form 8-K. The Company undertakes that it will file the required pro forma financial information or AcuVoice within the time period allowed by Form 8-K.

     (c)     Exhibits.  The following are filed as exhibits to this Current
Report:

     Exhibit
       No.            Description
     -------   -------------------------------------------------

       (2) Agreement and Plan of Reorganization among fonix, FAC and AcuVoice, dated as of January 13, 1998.

               Pursuant to Item 601(b)(2) of Regulation S-K, the exhibits and schedules to the Agreement and Plan of Reorganization are not filed herewith. The exhibits and schedules identified in the Agreement and Plan of Reorganization, but that are not filed herewith will be provided to the Commission upon request therefor.

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
                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                  fonix corporation



                                  By: /s/ Stephen M. Studdert
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                                      Stephen M. Studdert,
                                      Chairman and Chief Executive Officer

Date:    March 30, 1998

                                    EXHIBIT INDEX

     Exhibit
       No.            Description
     -------   -------------------------------------------------

       (2) Agreement and Plan of Reorganization among fonix, FAC and AcuVoice, dated as of January 13, 1998.

               Pursuant to Item 601(b)(2) of Regulation S-K, the exhibits and schedules to the Agreement and Plan of Reorganization are not filed herewith. The exhibits and schedules identified in the Agreement and Plan of Reorganization, but that are not filed herewith will be provided to the Commission upon request therefor.